                                                                    EXHIBIT 10.5


--------------------------------------------------------------------------------

                                LEASE AGREEMENT

                                    BETWEEN



                     MARINERS CENTER LIMITED PARTNERSHIP,
                        a Delaware limited partnership



                                  AS LANDLORD



                                      AND



                                WORLDRES, INC.,
                           a California corporation



                                   AS TENANT


                              Dated May 21, 1999







                                   Property:

                                Mariners Center
                      1500-1510 Fashion Island Boulevard
                          San Mateo, California 94404


--------------------------------------------------------------------------------

                        BASIC LEASE INFORMATION
                        -----------------------
Lease Date:                     May 21, 1999

Tenant:                         WorldRes, Inc., a California corporation

Landlord:                       Mariners Center Limited Partnership, a Delaware
                                limited partnership

Premises:                       Suite Nos. 100, 200 and 350 in the office building commonly known as Mariners Center
                                (the "Building"), and whose street address is 1510 Fashion Island Boulevard, San Mateo,
                                      --------
                                California 94404. The Premises are outlined on the plan attached to the Lease as
                                Exhibit A. The land on which the Building is located (the "Land") is described on
                                ---------                                                  ----
                                Exhibit B. The term "Building" includes the related land, driveways, parking facilities,
                                ---------
                                the building at 1500 Fashion Island Boulevard, and similar improvements.

Term:                           Approximately seventy-two (72) months, commencing on August 1, 1999 (the "Commencement
                                                                                                          ------------
                                Date") and ending at 5:00 p.m. on the last day of the seventy second full calendar month
                                ----
                                following the Commencement Date (the "Term," which definition shall include all renewals
                                                                      ----
                                of the initial Term), subject to adjustment and earlier termination as provided in the
                                Lease.

Option:                         One (1) option for sixty (60) months

Basic Rent:                     Basic Rent shall be the following amounts for the following periods of time:

                                Lease Month                       Monthly Basic Rent
                                -----------                       ------------------
                                1-12                              $147,299.20
                                13-24                             $151,902.30
                                25-36                             $156,505.40
                                37-48                             $161,108.50
                                49-60                             $165,711.60
                                61-72                             $170,314.70

                                Basic Rent, Additional Rent and Tenant's Proportionate Share of Taxes shall be conditionally abated during the first two calendar months of the Lease pursuant to
                                Section 27.

                                As used herein, the term "Lease Month" shall mean each calendar month during the Term
                                                          -----------
                                (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month).

Security Deposit                        $736,496.00; in lieu thereof, Tenant may provide a letter of credit pursuant to Section 6.2.

Rent:                                   Basic Rent, Tenant's Proportionate Share of Taxes, Tenant's share of Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the
                                        Lease.

Permitted Use:                          General office use.

Tenant's Proportionate Share:           36.03 %, which is the percentage obtained by dividing the 46,031 rentable square feet in the Premises by the 127,766 rentable square feet in the Building. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Building set forth above shall be binding upon them.

Expense Stop:                           Actual Operating Costs for calendar year 1999

Base Year:                              1999

Initial Liability Insurance Amount:     $3,000,000.00

Maximum Construction Allowance:         N/A; See Exhibit D
                                                 ---------
Guarantor:                              None

Tenant's Address:

      Following Commencement Date:                                     With A Copy To:
      ----------------------------                                     ---------------
      WorldRes, Inc.                                                   _________________________
      1510 Fashion Island Boulevard, Suite 100                         _________________________
      San Mateo, California 94404                                      _________________________
      Attn:________
      Facsimile:________

  Landlord's Address:

      For All Notices:                                                 With A Copy To:
      ---------------                                                  --------------
      Mariners Center Limited Partnership                              Mariners Center Limited Partnership
      c/o Archon Group                                                 c/o Trammell Crow Company
      Two California Plaza                                             1241 East Hillsdale Boulevard, Suite 200
      350 South Grand Avenue, 46th Floor                               Foster City, California 94404
      Los Angeles, California 90071                                    Attn: Ramsey Shuayto
      Attn: Nancy M. Haag                                              Facsimile: (605) 345-2506
      Facsimile: (213) 633-5870

      For Rent Payments:
      -----------------
      Mariners Center Limited Partnership
      c/o Trammell Crow Company
      1241 East Hillsdale Boulevard, Suite 200
      Foster City, California 94404
      Attn: Ramsey Shuayto

THE FOREGOING BASIC LEASE INFORMATION IS INCORPORATED INTO AND MADE A PART OF THE LEASE IDENTIFIED ABOVE. IF ANY CONFLICT EXISTS BETWEEN ANY BASIC LEASE INFORMATION AND THE LEASE, THEN THE LEASE SHALL CONTROL.

LANDLORD:                       MARINERS CENTER LIMITED
                                PARTNERSHIP, a Delaware limited partnership

                                By:    NEW MARINERS CENTER
                                       CORPORATION, a Delaware corporation,
                                       its general partner


                                By:    _______________________________
                                Name:  Brian Ainsworth
                                Title: Assistant Vice President


TENANT:                         WORLDRES, INC,
                                a California corporation


                                By:    _______________________________
                                Name:  _______________________________
                                Title: _______________________________


                                By:    _______________________________
                                Name:  _______________________________
                                Title: _______________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                                                     Page
                                                                                                     ----
               BASIC LEASE INFORMATION..............................................................    i
                     1.       Definitions And Basic Provisions......................................    1
                     2.       Lease Grant...........................................................    1
                     3.       Term..................................................................    1
                     4.       Rent..................................................................    1
                              4.1  Payment..........................................................    1
                              4.2  Operating Costs; Taxes...........................................    2
                     5.       Delinquent Payment: Handling Charges..................................    4
                     6.       Security.

                              6.1  Security Deposit.................................................    4
                     7.       Landlord's Obligations................................................    5
                              7.1  Services.........................................................    5
                              7.2  Excess Utility Use...............................................    5
                              7.3  Restoration of Services: Abatement...............................    6
                     8.       Improvements; Alterations; Repairs: Maintenance.......................    6
                              8.1  Improvements; Alterations........................................    6
                              8.2  Repairs: Maintenance.............................................    6
                              8.3  Performance of Work..............................................    6
                              8.4  Mechanic's Liens.................................................    7
                     9.       Use...................................................................    7
                    10.       Assignment and Subletting.............................................    7
                              10.1  Transfers.......................................................    7
                              10.2  Consent Standards...............................................    7
                              10.3  Request For Consent.............................................    7
                              10.4  Conditions To Consent...........................................    8
                              10.5  Cancellation....................................................    8
                              10.6  Additional Compensation.........................................    8
                              10.7  Permitted Transfers.............................................    8
                    11.       Insurance; Waivers; Subrogation; Indemnity............................    9
                              11.1  Insurance.......................................................    9
                              11.2  Waiver of Negligence; No Subrogation............................    9
                              11.3  Indemnity.......................................................    9
                    12.       Subordination; Attornment: Notice to Landlord's Mortgagee.............   10
                              12.1  Subordination...................................................   10
                              12.2  Attornment......................................................   10
                              12.3  Notice to Landlord's Mortgagee..................................   10
                              12.4  Landlord's Mortgagee's Protection Provisions....................   10
                    13.       Rules and Regulations.................................................   10
                    14.       Condemnation..........................................................   11
                              14.1  Total Taking....................................................   11
                              14.2  Partial Taking Tenant's Rights..................................   11
                              14.3  Partial Taking-Landlord's Rights................................   11
                              14.4  Award...........................................................   11
                    15.       Fire or Other Casualty................................................   11
                              15.1  Repair Estimate.................................................   11
                              15.2  Landlord's and Tenant's Rights..................................   11
                              15.3  Landlord's Rights...............................................   11
                              15.4  Repair Obligation...............................................   12
                              15.5  Waiver of Statutory Provisions..................................   12
                    16.       Personal Property Taxes...............................................   12
                    17.       Events of Default.....................................................   12
                    18.       Remedies..............................................................   13

                              18.1  Termination.....................................................   13
                              18.2  Enforcement of Lease............................................   13
                              18.3  Sublessees of Tenant............................................   14
                              18.4  Efforts to Relet................................................   14
                     19.      Payment by Tenant; Non-Waiver.........................................   14
                              19.1  Payment by Tenant...............................................   14
                              19.2  No Waiver.......................................................   14
                     20.      Landlord's Lien.......................................................   14
                     21.      Surrender of Premises.................................................   14
                     22.      Holding Over..........................................................   15
                     23.      Certain Rights Reserved by Landlord...................................   15
                     25.      Miscellaneous.........................................................   16
                              25.1  Landlord Transfer...............................................   16
                              25.2  Landlord's Liability............................................   16
                              25.3  Force Majeure...................................................   16
                              25.4  Brokerage.......................................................   16
                              25.5  Estoppel Certificates...........................................   16
                              25.6  Notices.........................................................   16
                              25.7  Separability....................................................   16
                              25.8  Amendments; and Binding Effect..................................   16
                              25.9  Quiet Enjoyment.................................................   17
                              25.10 No Merger.......................................................   17
                              25.11 No Offer........................................................   17
                              25.12 Entire Agreement................................................   17
                              25.13 Waiver of Jury Trial............................................   17
                              25.14 Governing Law...................................................   17
                              25.15 Joint and Several Liability.....................................   17
                              25.16 Financial Reports...............................................   17
                              25.17 Landlord Fees...................................................   17
                              25.18 Attorney Fees...................................................   18
                              25.19 Telecommunications..............................................   18
                              25.20 Confidentiality.................................................   18
                              25.21 Hazardous Materials.............................................   18
                              25.22 Signage.........................................................   18
                              25.23 Parking.........................................................   18
                              25.24 List Of Exhibits................................................   19
                     26.      Extension Option......................................................   19
                              26.1 Grant of Option..................................................   19
                              26.2 Basic Rent.......................................................   19
                              26.3 Definition.......................................................   19
                              26.4 Procedure for Determining the Extension FMRV.....................   19
                              26:5 Conditions to Exercise of the Extension Option...................   20
                     27.      Rent Abatement........................................................   20

              TABLE OF EXHIBITS:
              ------------------

                     Exhibit A     Outline of Premises
                     Exhibit B     Description of Building
                     Exhibit C     Building Rules and Regulations
                     Exhibit D     Tenant Finish-Work
                     Exhibit E     First Amendment to Lease
                     Exhibit F     Form of Tenant Estoppel Certificate

                             LIST OF DEFINED TERMS
                             ---------------------

                     Additional Rent.........................................................   2
                     Affiliate...............................................................   1
                     Basic Lease Information.................................................   1
                     Building................................................................   i
                     Casualty................................................................  11
                     Collateral..............................................................  14
                     Commencement Date.......................................................   i
                     Damage Notice...........................................................  11
                     Event of Default........................................................  12
                     Expiration Date.........................................................  19
                     Extension FMRV..........................................................  19
                     Extension Notice........................................................  19
                     Extension Option........................................................  19
                     Extension Term..........................................................  19
                     Extension Term Basic Annual Rent........................................  19
                     GAAP....................................................................   9
                     Hazardous Materials.....................................................  18
                     HVAC....................................................................   5
                     Including...............................................................   1
                     Interest Rate...........................................................   4
                     Land....................................................................   i
                     Landlord................................................................   1
                     Landlord's Extension Rent Notice........................................  19
                     Landlord's Mortgagee....................................................  10
                     Law.....................................................................   1
                     Laws....................................................................   1
                     Lease...................................................................   1
                     Lease Month.............................................................   i
                     Loss....................................................................   9
                     Market..................................................................  19
                     Operating Costs.........................................................   2
                     Operating Costs and Tax Statement.......................................   3
                     Parking Area............................................................  18
                     Rent....................................................................   1
                     Taking..................................................................  11
                     Tangible Net Worth......................................................   9
                     Taxes...................................................................   3
                     Tenant.................................................................1, 13
                     Tenant Party............................................................   1
                     Tenant's Extension Response Noti........................................  19
                     Term....................................................................   i
                     Transfer................................................................   7
                     UCC.....................................................................  14

                                     LEASE
                                     -----

     THIS LEASE AGREEMENT (this "Lease") is entered into as of May 21, 1999,
                                 -----
between MARINERS CENTER LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and WORLDRES, INC, a California corporation ("Tenant").
  --------                                                  ------

     1.   Definitions And Basic Provisions. The definitions and basic provisions
          --------------------------------
set forth in the Basic Lease Information (the "Basic Lease Information")
                                               -----------------------
executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: "Laws" means all federal,
                                                      ----
state, and local laws, rules and regulations, all court orders, governmental directives, and governmental orders, and all restrictive covenants affecting the Property, and "Law" shall mean any of the foregoing; "Affiliate" means any
               ---                                    ---------
person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; "Tenant Party" means any of the following persons: Tenant;
                    ------------
any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees; and "including" means including, without limitation.
                              ---------

     2.   Lease Grant. Subject to the terms of this Lease, Landlord leases to
          -----------
Tenant, and Tenant leases from Landlord, the Premises.

     3.   Term.  If the Premises are not ready for occupancy by Tenant on the
          ----
scheduled Commencement Date for any reason other than Tenant Delay Days (defined in Exhibit D attached hereto), then (a) Tenant's obligation to pay Basic Rent
   ---------
and Additional Rent (as defined in Section 4) shall be waived until Landlord tenders possession of the Premises to Tenant (less any Tenant Delay Days), (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant, which date (less any Tenant Delay Days) shall be the Commencement Date. Notwithstanding the foregoing, if Landlord fails to tender possession of the Premises to Tenant within one hundred twenty (120) days of the scheduled Commencement Date, and if such failure to tender possession of the Premises is not caused by a Tenant Party, then Tenant may, as its exclusive remedy therefor, terminate this Lease by delivering written notice thereof before Landlord tenders possession of the Premises to Tenant; however, any such notice must be delivered to Landlord before the earlier of (A) one hundred thirty (130) days after the scheduled Commencement Date, or (B) the date on which Landlord tenders possession of the Premises to Tenant. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch, list items that remain to be performed by Landlord, if any. Tenant shall execute and deliver to Landlord, within ten days after Landlord has requested the same, an amendment substantially in the form of Exhibit E hereto confirming the
                                                ---------
Commencement Date and the expiration date of the initial Term, that Tenant has accepted the Premises, and that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter).

     4.   Rent.
          -----

          4.1  Payment. Subject to the conditional abatement of Basic Rent
               -------
contained in Section 27 herein, Tenant shall timely pay to Landlord Basic Rent and all additional sums to be paid by Tenant to Landlord under this Lease (collectively, the "Rent"), without deduction or set off, at Landlord's address
                    ----
provided for in this Lease or as otherwise specified by Landlord, and shall be accompanied by all applicable state and local sales or use taxes. Basic Rent, adjusted ~ herein provided, shall be payable monthly in advance. One monthly installment of Basic Rent shall be payable contemporaneously with the execution of this Lease and shall be applied to the Basic Rent due for the third full calendar month of the Term; thereafter, Basic Rent shall be payable on the first day of each month beginning on the first day of the fourth full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month from and after the Commencement Date, and shall be due on the Commencement Date.

          4.2  Operating Costs; Taxes,
               -----------------------

               4.2.1 Tenant shall pay an amount (per each rentable square foot in the Premises) ("Additional Rent") equal to the difference between the
                   ---------------
Operating Costs (defined below) per rentable square foot in the Building, and the Expense Stop (calculated on a per rentable square foot basis). Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term, and Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an mount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

               4.2.2  The term "Operating Costs" shall mean all expenses and
                                ---------------
disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Building, determined in accordance with sound accounting principles consistently applied, including, but not limited to, the following costs: (A) wages and salaries (including management fees) of all employees engaged in the operation, maintenance, and security of the Building, including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Building; (C) costs for improvements made to the Building which, although capital in nature, are expected to reduce the normal operating costs of the Building (including all utility costs), as well as capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, with all such costs to be amortized over the useful economic life of such improvements in accordance with generally accepted accounting principles; (D) cost of all utilities, except the cost of other utilities reimbursable to Landlord by the Building's tenants other than pursuant to a provision similar to this Section 4.2; (E) insurance expenses; (F) repairs, replacements, and general maintenance of the Building; and (G) service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building (including, without limitation, alarm service, window cleaning, and elevator maintenance). All expenditures by either party under this Lease, for which such party is entitled to reimbursement from the other party hereunder, shall be reasonably incurred and shall be competitive with the cost of similar goods or services in the market where the Building is located.

     Operating Costs shall not include costs for (i) capital improvements made to the Building, other than capital improvements described in Section 4.2.2(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Building tenants generally (e.g., tax disputes); (vii) renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (viii) Taxes (defined below); (ix) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building; (x) any and all costs of Landlord in complying with Laws regarding Hazardous Materials including, but not limited to, the costs and expenses of clean-up, remediation, environmental surveys/assessments, compliance with environmental Laws, consulting fees, treatment and monitoring charges, transportation expenses and disposal fees, except if such costs are a result of Tenant's use of or activities in or on the Building; (xi) advertising and promotional costs; (xii) costs, fines or penalties incurred due to Landlord's violation of any Law;
(xiii) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants of the Building; and (xiv) costs for which Landlord is reimbursed by other tenants of the Building other than through payment of such tenants' Additional Rent and Proportionate Share of Taxes. Tenant shall have no obligation to pay for renovations performed by Landlord during calendar year 1999 to the common areas of the buildings at 1500 and 1510 Fashion Island Boulevard.

               4.2.3 Tenant shall also pay its Proportionate Share of any increase in Taxes for each year and partial year falling within the Term over the Taxes for the Base Year. Tenant shall pay its Proportionate Share of Taxes in the same manner as provided above for Additional Rent with regard to Operating Costs. "Taxes" shall mean taxes, assessments, and governmental charges
                  -----
whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes
                                                       -----
hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Building. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Building, and all rights to receive notices of reappraisement.

               4.2.4  [INTENTIONALLY DELETED]

               4.2.5 By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, in each case adjusted as provided in Section 4.2.6, and of the Taxes for the previous year (the "Operating Costs and Tax Statement"). If
                                      ---------------------------------
the Operating Costs and Tax Statement reveals that Tenant paid more for Operating Costs than the actual amount for the year for which such statement was prepared, or more than its actual share of Taxes for such year, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant paid less than Tenant's actual Proportionate Share of Additional Rent or share of Taxes due, then Tenant shall promptly pay Landlord such deficiency.

               4.2.6 With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of ninety-five percent (95%) of the rentable area thereof, the Operating Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the rentable area thereof.

          4.3  Tenant's Inspection Right.  After giving Landlord thirty (30)
               -------------------------
days prior written notice thereof, Tenant may inspect or audit Landlord's records relating to Operating Costs and Taxes for any periods of time within one
(1) year before the audit or inspection; however, no audit or inspection shall extend to periods of time before the Commencement Date. If Tenant fails to object to the calculation of Operating Costs and Taxes on an annual Operating Costs and Tax Statement within thirty (30) days after the statement has been delivered to Tenant, then Tenant shall have waived its right to object to the calculation of Operating Costs and Taxes for the year in question and the calculation of Operating Costs and Taxes set forth on such statement shall be final. Tenant's audit or inspection shall be conducted only during business hours reasonably designated by Landlord. Tenant shall pay the cost of such audit or inspection unless the total Operating Costs and Taxes for the time period in question is determined to be in error by more than five percent (5%) in the aggregate, in which case Landlord shall pay the audit cost. Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. If such inspection or audit reveals that an error was made in the Operating Costs and Taxes previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of any such costs, or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within thirty
(30) days after notification thereof. Provided Landlord's accounting for Operating Costs and Taxes is consistent with the terms of this Agreement, Landlord's good faith judgment regarding the proper interpretation of this Agreement and the proper accounting for Operating Costs and Taxes shall be binding on

Tenant in connection with any such audit or inspection. Tenant shall maintain the results of each such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (A) reasonably acceptable to Landlord, (B) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee arrangement to Landlord upon request), and (C) which agrees with Landlord in writing to maintain the results of such audit or inspection confidential.

     5.   Delinquent Payment; Handling Charges. All past due payments required
          ------------------------------------
of Tenant hereunder shall bear interest from the date due until paid at the lesser of ten percent (10%) per annum (the "Interest Rate") or the maximum
                                            -------------
lawful rate of interest; additionally, Landlord may charge Tenant a fee equal to five percent (5%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

     6.   Security.
          --------

          6.1  Security Deposit.  Contemporaneously with the execution of this
               ----------------
Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant's performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (defined in Section 17). Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within thirty (30) days after the Term ends, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant's obligations. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord's obligations under this Lease, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.

          Provided Tenant is not in default at the end of the twenty fourth
(24th) month of the Term, Landlord shall apply $294,598.40 of the Security Deposit to the Monthly Basic Rent due for the twenty fifth (25th) and twenty sixth (26th) months of the Term, and provided Tenant is not in default at the end of the forty eighth (48th) month of the Term, Landlord shall apply an additional $294,598.40 of the Security Deposit to the Monthly Basic Rent due for the forth ninth (49th) and fiftieth (50th) months of the Term. Thereafter, the Security Deposit held by Landlord shall be in the amount of $147,299.20.

          6.2  Letter of Credit.  In lieu of delivering the Security Deposit,
               ----------------
Tenant may, concurrently with the execution of this Lease, deliver to Landlord an irrevocable letter of credit as hereinafter described (the "Letter of Credit"). The Letter of Credit shall (i) be an irrevocable standby letter of credit, (ii) be issued by a reputable bank reasonably approved by Landlord,
(iii) name Landlord as beneficiary, (iv) be payable on sight draft accompanied only by Landlord's statement that it is entitled to payment thereon because an Event of Default under the Lease has occurred, (v) be for an initial term of at least twelve (12) months and shall be renewed for four (4) twelve (12) month periods immediately thereafter (for a total term of five (5) years), and (vi) assure payment in the amount of $736,496.00. The following provisions shall govern the parties' rights and obligations with respect to the Letter of Credit.

               6.2.1 Landlord shall be entitled to recourse against the Letter of Credit to recover any loss or damage it may suffer as a result of any breach or default by Tenant under this Lease. Partial draws shall be permitted under the Letter of Credit.

               6.2.2 Tenant shall keep the Letter of Credit in effect during the entire initial Term; Tenant's failure to do same or Tenant's failure to furnish written evidence to Landlord of the renewal of the Letter of Credit shall be an Event of Default hereunder. Provided Tenant is not in default at the end of the twenty fourth (24th) or forty eighth (48th) months, respectively, of the Term, Tenant may reduce the amount of the Letter of Credit at the end of each of such months as follows:

               Lease Months    Letter of Credit Amount
               ------------    -----------------------
               1-24            $736,496.00
               25-48           $441,897.60
               49-72           $147,299.20

               6.2.3 Tenant shall pay, as Additional Rent under this Lease, any and all costs or fees charged in connection with the Letter of Credit that arise due to: (i) Landlord's sale or transfer of all or a portion of the Building; or
(ii) the addition, deletion or modification of any beneficiaries under the Letter of Credit.

     7.   Landlord's Obligations.
          -----------------------

          7.1  Services. Landlord shall use all reasonable efforts to furnish to
               --------
Tenant (1) water at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning ("HVAC") as
                                                                ----
appropriate, at such temperatures and in such amounts as are standard for comparable buildings in the vicinity of the Building; (3) janitorial service to the Premises on weekdays, other than holidays, for Building-standard installations and such window washing as may from time to time be reasonably required; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays; and (5) electrical current during normal business hours for equipment that does not require more than 110 volts and whose electrical energy consumption does not exceed normal office usage. Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage caused by a Tenant Party. If Tenant desires any of the services specified in Section 7.1(2): (A) at any time other than between 8:00 a.m. and 6:00 p.m. on weekdays, and between 9:00 a.m. and 12:00 p.m. on Saturdays (in each case other than holidays), or (B) on Sundays or holidays observed by Landlord, then such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within ten
(10) days after Landlord has delivered to Tenant an invoice therefor. The costs incurred by Landlord in providing after-hour HVAC service to Tenant shall include costs for electricity, water, sewage, water treatment, labor, metering, filtering, and maintenance reasonably allocated by Landlord to providing such service, which is currently $40.00 per hour and is subject to change over the Term. Upon the Commencement Date, Landlord shall deliver all Building systems and components in good working order and repair, including, but not limited to, HVAC, electrical, mechanical, plumbing, elevator and fire protection systems.

          7.2  Excess Utility Use. Landlord shall not be required to furnish
               ------------------
electrical current for equipment that requires more than 110 volts or other equipment whose electrical energy consumption exceeds normal office usage. If Tenant's requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 7.1, Landlord shall, at Tenant's expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within ten (10) days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. Tenant shall not install any electrical equipment requiting special wiring or requiting voltage in excess of 110 volts or otherwise exceeding Building capacity unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefor.

          7.3  Restoration of Services; Abatement. Landlord shall use reasonable
               ----------------------------------
efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. If, however, Tenant is prevented from using the Premises for more than twenty-five (25) consecutive business days because of the unavailability of any such service and such unavailability was not caused by a Tenant Party, then Tenant shall, as its exclusive remedy be entitled to a reasonable abatement of Rent for each consecutive day (after such twenty-five (25) day period) that Tenant is so prevented from using the Premises.

     8.   Improvements; Alterations; Repairs; Maintenance.
          -----------------------------------------------

          8.1  Improvements; Alterations. Improvements to the Premises shall be
               -------------------------
installed at Tenant's expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. No alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would affect the Building's structure or its HVAC, plumbing, electrical, or mechanical systems. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any such painting or installation which would affect the appearance of the exterior of the Building or of any common areas of the Building. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord's approval of the plans and specifications therefor shall not be a representation by Landlord that such alterations, additions, or improvements comply with any Law.

          8.2  Repairs: Maintenance. Tenant shall maintain the Premises in a
               --------------------
clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by a Tenant Party. If Tenant fails to make such repairs or replacements within fifteen (15) days after the occurrence of such damage, then Landlord may make the same at Tenant's cost. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant's expense, rather than having Tenant repair such damage. The cost of all repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant therefor. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

          8.3  Performance of Work. All work described in this Section 8
               -------------------
shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord as an additional insured against such risks, in such amounts, and with such companies as Landlord may reasonably require. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the structural elements, and the plumbing, electrical lines, or other utility transmission facility). All such work which may affect the Building's HVAC, electrical, plumbing, other mechanical systems, or structural elements must be approved by the Building's engineer of record, at Tenant's expense and, at Landlord's election, must be performed by Landlord's usual contractor for such work.

          8.4  Mechanic's Liens. Tenant shall not permit any mechanic's liens to
               ----------------
be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten (10) days after Landlord has delivered notice of the filing thereof to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant therefor.

     9.   Use. Tenant shall continuously occupy and use the Premises only for
          ---
the Permitted Use, and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises. The population density within the Premises as a whole shall at no time exceed one person for each 250 rentable square feet in the Premises. Tenant shall not conduct second or third shift operations within the Premises; however, Tenant may use the Premises after normal business hours, so long as Tenant is not generally conducting business from the Premises after normal business hours. The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials. If, because of a Tenant Party's acts, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord's other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building. To the best of Landlord's actual knowledge, the Building substantially complies with the requirements of the Americans with Disabilities Act as of the date of this Lease.

     10.  Assignment and Subletting.
          -------------------------

          10.1 Transfers. Except as provided in Section 10.7, Tenant shall not,
               ---------
without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant,
(4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 10.1 (1) through 10.1 (6) being a "Transfer").
                                            --------
          10.2 Consent Standards. Landlord shall not unreasonably withhold its
               -----------------
consent to any assignment or subletting of the Premises, provided that the proposed transferee is creditworthy, does not have a poor reputation in the business community, will use the Premises for the Permitted Use (thus, excluding, without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building, is not a governmental entity, or subdivision or agency thereof, and is not another occupant of the Building or person or entity with whom Landlord is negotiating to lease space in the Building, unless such occupant wishes to expand within the Building and Landlord is unable to accommodate such expansion; otherwise, Landlord may withhold its consent in its sole discretion.

          10.3 Request For Consent. If Tenant requests Landlord's consent to a
               -------------------
transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Concurrently with Tenant's notice of any request for consent to a

Transfer, Tenant shall pay to Landlord a fee of $500.00 to defray Landlord's expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorney fees incurred in connection with considering any request for consent to a Transfer.

          10.4 Conditions To Consent. If Landlord consents to a proposed
               ---------------------
Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

          10.5 Cancellation. Landlord may, within thirty (30) days after
               ------------
submission of Tenant's written request for Landlord's consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant. Notwithstanding the foregoing to the contrary, (i) in the event Tenant requests Landlord's consent to a Transfer of the Premises, Tenant may, upon receipt of notice from Landlord of Landlord's intent to cancel this Lease pursuant to this Section 10.5, withdraw its request for consent to the Transfer, and Landlord's right to cancel this Lease based on such request shall terminate; and (ii) with respect to Tenant's written request for Landlord's consent to a subletting of all or a portion of the Premises, Landlord shall have the right to cancel pursuant to this Section 10.5 only those proposed subleases that are for the entire length of the Term then remaining at the time of such request for consent from Tenant.

          10.6 Additional Compensation. Tenant shall pay to Landlord,
               -----------------------
immediately upon receipt thereof, sixty percent (60%) of the excess of (1) all compensation received by Tenant for a Transfer less the costs reasonably incurred by Tenant with unaffiliated third parties in connection with such Transfer (i.e., brokerage commissions, tenant finish work, and the like) over
(2) the Rent allocable to the portion of the Premises covered thereby.

          10.7 Permitted Transfers. Notwithstanding Section 10.1, Tenant may
               -------------------
Transfer all or part of its interest in this Lease or all or part of the Premises (a "Permitted Transfer") to the following types of entities (a
             ------------------
"Permitted Transferee") without the written consent of Landlord:
---------------------

               10.7.1  An Affiliate of Tenant;

               10.7.2 Any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or

               10.7.3 Any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets if such entity's Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, Landlord or other tenants of the Building. At least thirty (30) days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with copies of the instrument effecting any of the foregoing Transfers and documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Transfer. The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent Transfers. "Tangible Net Worth"
                                                             ------------------
means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding, however, from the determination of
                       ----
total assets all assets which would be classified as intangible assets under GAAP including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to Landlord's prior written consent (which Landlord may grant or deny in its sole discretion).

     11.  Insurance; Waivers; Subrogation; Indemnity.
          ------------------------------------------

          11.1 Insurance. Tenant shall maintain throughout the Term the
               ---------
following insurance policies: (1) commercial general liability insurance in amounts of $3,000,000.00 per occurrence, or such other mounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, Landlord's agents and their respective Affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises; (2) insurance coveting the full value of Tenant's property and improvements, and other property (including property of others) in the Premises; (3) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant's commercial general liability insurance policy); (4) worker's compensation insurance, containing a waiver of subrogation endorsement acceptable to Landlord; and (5) business interruption insurance. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

          11.2 Waiver of Negligence: No Subrogation. Landlord and Tenant each
               ------------------------------------
waives any claim it might have against the other for any injury to or death of any person or persons or damage to or their, destruction, loss, or loss of use of any property (a "Loss"), to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or, in the ease of Tenant's waiver, is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss; however, Landlord's waiver shall not include any deductible amounts on insurance policies carried by Landlord. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

          11.3 Indemnity. Subject to Section 11.2, Tenant shall defend,
               ---------
protect, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorney fees) arising from
(1) any Loss arising from any occurrence on the Premises during the Term of this Lease (other than any Loss arising out of a breach of Tenant's obligations under Section 25.21, which shall be subject to the indemnity in such section), or (2) Tenant's failure to perform its obligations under this Lease during the Term of this Lease, even though caused or alleged to be caused by the negligence or fault of Landlord or its agents (other than a Loss arising from the sole or gross negligence of Landlord or its agents) This indemnity is intended to indemnify. Landlord and its agents against the consequences of their own negligence when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant but does not cover losses arising from the gross negligence of Landlord or its agents. This indemnity provision shall survive termination or expiration of this Lease. If any proceeding is filed for which indemnity is required hereunder, Tenant agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel reasonably satisfactory to the indemnified party.

     12.  Subordination; Attornment; Notice to Landlord's Mortgagee.
          ---------------------------------------------------------

          12.1 Subordination. This Lease shall be subordinate to any deed of
               -------------
trust, mortgage, or other security instrument, or any ground lease, master lease, or primary lease, that now or hereafter covers all or any part of the Premises (the mortgagee under any such mortgage or the lessor under any such lease is referred to herein as a "Landlord's Mortgagee"). Any Landlord's
                                  --------------------
Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its mortgage, ground lease, or other interest in the Premises by so notifying Tenant in writing.

          12.2 Attornment. Tenant shall attorn to any party succeeding to
               ----------
Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

          12.3 Notice to Landlord's Mortgagee. Tenant shall not seek to enforce
               ------------------------------
any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

          12.4 Landlord's Mortgagee's Protection Provisions. If Landlord's
               --------------------------------------------
Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord's Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord's Mortgagee's consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord's Mortgagee's consent pursuant to the terms of the loan documents between Landlord and Landlord's Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord's Mortgagee, and (C) Tenant has provided written notice to Landlord's Mortgagee and provided Landlord's Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord's Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord's Mortgagee to see to the application of the proceeds of any loan, and Tenant's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

     13.  Rules and Regulations. Tenant shall comply with the roles and
          ---------------------
regulations of the Building which are attached hereto as Exhibit G. Landlord
                                                         ---------
may, from time to time, change such roles and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant's use of the Premises. Tenant shall be responsible for the compliance with such roles and regulations by each Tenant Party.

     14.  Condemnation.
          ------------

          14.1 Total Taking. If the entire Building or Premises are taken by
               ------------
right of eminent domain or conveyed in lieu thereof (a "Taking"), this Lease
                                                        ------
shall terminate as of the date of the Taking.

          14.2 Partial Taking-Tenant's Rights. If any part of the Building
               ------------------------------
becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Talking for a period of more than one hundred eighty
(180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

          14.3 Partial Taking-Landlord's Right. If any material portion, but
               -------------------------------
less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to a Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section
14.2. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.

          14.4 Award. If any Taking occurs, then Landlord shall receive the
               -----
entire award or other compensation for the land on which the Building is situated, the Building, and other improvements taken, and Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs and loss of business.

     15.  Fire or Other Casualty.
          ----------------------

          15.1 Repair Estimate. If the Premises or the Building are damaged by
               ---------------
fire or other casualty (a "Casualty"), Landlord shall, within ninety (90) days
                           --------
after such Casualty, deliver to Tenant a good faith estimate (the "Damage
                                                                   ------
Notice") of the time needed to repair the damage caused by such Casualty.
------
          15.2 Landlord's and Tenant's Rights. If a material portion of the
               ------------------------------
Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within two hundred seventy (270) days after the Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant. If Tenant does not so timely terminate this Lease, then (subject to Section 15.3) Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair, unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

          15.3 Landlord's Rights. If a Casualty damages a material portion of
               -----------------
the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant, and Basic Rent and Additional Rent shall be abated as of the date of the Casualty.

          15.4 Repair Obligation. If neither party elects to terminate this
               -----------------
Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord's obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.

          15.5 Waiver of Statutory Provisions. The provisions of this Lease,
               ------------------------------
including this Article 15, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Building and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Building.

     16.  Personal Property Taxes. Tenant shall be liable for all taxes levied
          -----------------------
or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with law and if the non-payment thereof does not pose a threat of loss or seizure of the Building or interest of Landlord therein or impose any fee or penalty against Landlord.

     17.  Events of Default. Each of the following occurrences shall be an
          -----------------
"Event of Default:"
 -------- -------

          17.1 Tenant fails to pay Rent within five (5) days after Landlord has delivered notice to Tenant that the same is due (any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law); however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Landlord has given Tenant written notice under this Section 17.1 on more than one occasion during the twelve (12) month interval preceding such failure by Tenant;

          17.2 Tenant (1) abandons or vacates the Premises or any substantial portion thereof without the payment of Rent, or (2) fails to continuously operate its business in the Premises;

          17.3 Tenant fails to comply with the Permitted Use set forth herein and such failure continues for a period of five (5) days after Landlord has delivered to Tenant written notice thereof;

          17.4 Tenant fails to provide any estoppel certificate within the time period required under Section 25.5 and such failure continues for five (5) days after written notice thereof from Landlord to Tenant;

          17.5 Tenant fails to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and such failure continues for a period of more than thirty (30) days after Landlord has delivered to Tenant written notice thereof (any such notice shall be in lieu of; and not in addition to, any notice required under California Code of Civil Procedure
Section 1161 or any similar or successor law); and

          17.6 The filing of a petition by or against Tenant (the term "Tenant"
                                                                        ------
shall include, for the purpose of this Section 17.6, any guarantor of Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within ninety (90) days after the filing thereof.

     18.  Remedies. Upon any Event of Default, Landlord may, in addition to all
          --------
other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions, each and all of which shall be cumulative and non-exclusive, without notice or demand whatsoever:

          18.1 Termination. Terminate this Lease, in which event Tenant shall
               -----------
immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and. Landlord may recover from Tenant the following:

               18.1.1 The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

               18.1.2 The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

               18.1.3 The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

               18.1.4 Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

               18.1.5 At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

     The term "rent" as used in this Section 18.1 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant, pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections
18.1.1 and 18.1.2 above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate set forth in Section 5 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 18.1.3 above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          18.2 Enforcement of Lease. Landlord shall have the remedy described in
               --------------------
California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

          18.3 Sublessees of Tenant. Whether or not Landlord elects to terminate
               --------------------
this Lease 7 on account of any default by Tenant, as set forth in this Section 18, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

          18.4 Efforts to Relet. For the purposes of this Section 18; Tenant's
               ----------------
right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

     19.  Payment by Tenant; Non-Waiver.
          -----------------------------

          19.1 Payment by Tenant. Upon any Event of Default, Tenant shall pay to
               -----------------
Landlord all costs incurred by Landlord (including court costs and reasonable attorney fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) performing Tenant's obligations which Tenant failed to perform, and (5) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

          19.2 No Waiver. Landlord's acceptance of Rent following an Event of
               ---------
Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

     20.  Landlord's Lien. In addition to the statutory landlord's lien, Tenant
          ---------------
grants to Landlord, to secure performance of Tenant's obligations hereunder, a security interest in all goods (including equipment and inventory), fixtures, and other personal property of Tenant situated on the Premises, and all proceeds thereof (the "Collateral"), and the Collateral shall not be removed from the
              ----------
Premises without the prior written consent of Landlord (other than in Tenant's ordinary course of business) until all obligations of Tenant have been fully performed. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the Uniform Commercial Code of the state in which the Premises are located (the "UCC"). To the extent
                                                          ---
the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five (5) days prior written notice thereof shall be reasonable notice of the act or event. Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord's security interest under this Section 20, which power is coupled with an interest and is irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral.

     21.  Surrender of Premises. No act by Landlord shall be deemed an
          ---------------------
acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord's option, Tenant shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, cabling, and furniture as Landlord may request; however, Tenant shall not be required to remove any addition or improvement to the Premises if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord's option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord's rights in respect of the security interest granted under Section 20. The provisions of this Section 21 shall survive the end of the Term.

     22.  Holding Over. If Tenant fails to vacate the Premises at the end of the
          ------------
Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rent equal to one hundred fifty percent (150%) of the daily Basic Rent payable during the last month of the Term. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorney fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

     23.  Certain Rights Reserved by Landlord. Provided that the exercise of
          -----------------------------------
such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:

          23.1 To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

          23.2 To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time; and

          23.3 To enter the Premises at reasonable hours to show the Premises to prospective purchasers, lenders, or, during the last twelve (12) months of the Term, tenants.

     24.  INTENTIONALLY DELETED

     25.  Miscellaneous.
          -------------

          25.1 Landlord Transfer. Landlord may transfer any portion of the
               -----------------
Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord's obligations hereunder in writing.

          25.2 Landlord's Liability. The liability of Landlord to Tenant for any
               --------------------
default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and neither Landlord nor its partners shall be personally liable for any deficiency. This Section shall not limit any remedies which Tenant may have for Landlord's defaults which do not involve the personal liability of Landlord.

          25.3 Force Majeure. Other than for Tenant's obligations under this
               -------------
Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, dots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

          25.4 Brokerage. Neither Landlord nor Tenant has dealt with any broker
               ---------
or agent in connection with the negotiation or execution of this Lease, other than Landlord's Broker (Grubb & Ellis Company - J. Igra/N. Morse), and Tenant's Broker (BT Commercial Real Estate - T. Snider), whose commission shall be paid by Landlord pursuant to a separate agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorney fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

          25.5 Estoppel Certificates. From time to time, Tenant shall furnish to
               ---------------------
any party designated by Landlord, within ten (10) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord's Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F.
                                                         ---------

          25.6 Notices. All notices and other communications given pursuant to
               -------
this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended address, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

          25.7 Separability. If any clause or provision of this Lease is
               ------------
illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

          25.8 Amendments; and Binding Effect. This Lease may not be amended
               ------------------------------
except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

          25.9   Quiet Enjoyment. Provided Tenant has performed all of its
                 ---------------
obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

          25.10  No Merger. There shall be no merger of the leasehold estate
                 ---------
hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

          25.11  No Offer. The submission of this Lease to Tenant shall not be
                 --------
construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

          25.12  Entire Agreement. This Lease constitutes the entire agreement
                 ----------------
between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal role of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

          25.13  Waiver of Jury Trial. To the maximum extent permitted by law,
                 --------------------
Landlord and Tenant each waive right to trial by jury in any litigation arising out of or with respect to this Lease.

          25.14  Governing Law. This Lease shall be governed by and construed in
                 -------------
accordance with the laws of the State in which the Premises are located.

          25.15  Joint and Several Liability. If Tenant is comprised of more
                 ---------------------------
than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

          25.16  Financial Reports. Within fifteen (15) days after Landlord's
                 -----------------
request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant's most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except
(1) to Landlord's Mortgagee or prospective purchasers of the Building, (2) in litigation between Landlord and Tenant, or (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 25.16 more than once in any twelve (12) month period unless requested by Landlord's Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

          25.17  Landlord's Fees. Whenever Tenant requests Landlord to take any
                 ---------------
action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including without limitation reasonable attorney, engineers' or architects' fees, within ten (10) days after Landlord's delivery to

Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

          25.18  Attorney Fees. In the event that either Landlord or Tenant
                 -------------
should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorney fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

          25.19  Telecommunications. Tenant and its telecommunications
                 ------------------
companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies shall have no right of access to and within the Building, for the installation and operation of telecommunications systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent.

          25.20  Confidentiality. Tenant acknowledges that the terms and
                 ---------------
conditions of this Lease are to remain confidential for Landlord's benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord's prior written consent. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

          25.21  Hazardous Materials. The term "Hazardous Materials" means any
                 -------------------            -------------------
substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Building. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Building except in a manner and quantity necessary for the ordinary performance of Tenant's business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section 25.21, Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant's use, generation, storage or disposal of Hazardous Materials. Tenant shall protect, defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorney fees and cost of clean up and remediation) arising from Tenant's failure to comply with the provisions of this Section
25.21. This indemnity provision shall survive termination or expiration of the Lease.

          25.22  Signage. Subject to the approvals required in this Section
                 -------
25.22, Tenant shall have the right, at its sole cost and expense, to (i) place its name on the monument sign located in front of the Building, and (ii) install identification signage on the exterior fascia of the Building facing Highway 92. Tenant shall not erect or maintain any other temporary or permanent sign on or about the Premises or the Building or visible from the exterior without obtaining prior written approval from Landlord, Which may be granted or withheld in Landlord's sole and absolute discretion. Any request for approval of a sign shall be made in such detail as Landlord shall request. All signs, whether erected by Landlord or Tenant, shall conform to Landlord's building standard signage and to all laws, ordinances, rules, regulations, permits, covenants, conditions, restrictions, and easements pertaining to signs. In the event of a violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant. Tenant shall remove all approved signs which it has erected upon the termination of the Lease and repair all damage caused by such removal.

          25.23  Parking. Tenant shall have the right to the nonexclusive use of
                 -------
157 unreserved parking spaces in the parking garage/area associated with the Building (the "Parking
               -------

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

Area") during the initial term free of charge and subject to such terms,
----
conditions and regulations as are from time to time applicable to patrons of the Parking Area.

          25.24  List Of Exhibits. All exhibits and attachments attached hereto
                 ----------------
are incorporated herein by this reference.

                 Exhibit A  Outline of Premises
                 Exhibit B  Legal Description of Building
                 Exhibit C  Building Rules and Regulations
                 Exhibit D  Tenant Finish-Work
                 Exhibit E  First Amendment to Lease
                 Exhibit F  Form of Tenant Estoppel Certificate

     26.  Extension Option.
          ----------------

          26.1 Grant of Option. Tenant shall have one option (the "Extension
               ---------------
Option") to extend the term of this Lease as to the entire premises then subject to this Lease for an additional term of sixty (60) months (the "Extension Term"), subject to and upon the terms and conditions contained in this Section
26. The Extension Term shall commence upon the day immediately following the first scheduled date for expiration of the term ("Expiration Date") and shall end at noon on the day preceding the fifth anniversary of the commencement of the Extension Term. The Extension Term shall be upon the same terms and conditions as are provided for in this Lease, as then amended, except that (a) there shall be no further option to extend the term pursuant to this Section 26 or otherwise, Co) the Expense Stop and Base Year shall be as specified in the Basic Lease Information, and (c) the Basic Rent payable for the Extension Term shall be determined pursuant to Section 26.2. Subject to the provisions of
Section 26.5, the Extension Option may be exercised only by Tenant giving written notice of exercise (the "Extension Notice") to Landlord on or before the date that is nine (9) months prior to the original scheduled Expiration Date.

          26.2 Basic Rent. The Basic Rent per annum payable for the Premises
               ----------
during the Extension Term (the "Extension Term Basic Rent") shall be equal to
(i) the rentable area of the Premises then subject to this Lease, multiplied by
(ii) the yearly Extension FMRV (defined below) of the Premises as of the first day of the Extension Term, as determined in accordance with Section 26.3.

          26.3 Definition. The "Extension FMRV" of the Premises during the
               ----------
Extension Term shall be equal to the yearly base rent per square foot of rentable area (taking into account any base year operating costs or expense stop applicable thereto) at which Landlord or landlords of comparable buildings in the market area (the "Market") determined by Landlord to be the local competitive market for the Building are leasing comparable space (in size, quality, use, improvements and location) to renewal tenants, for a term equal to the Extension Term and commencing as of the first day of the Extension Term.

          26.4 Procedure for Determining the Extension FMRV. For purposes of
               --------------------------------------------
determining the Extension FMRV, the following procedure shall apply:

               26.4.1 If Tenant has timely given the Extension Notice, Landlord shall within thirty (30) days thereafter deliver to Tenant a written notice of Landlord's determination of what the Extension FMRV would be during the Extension Term ("Landlord's Extension Rent Notice"). Within ten (10) days after Tenant's receipt of Landlord's Extension Rent Notice, Tenant shall give Landlord a written notice ("Tenant's Extension Response Notice") electing either (i) to accept the Extension FMRV set forth in Landlord's Extension Rent Notice, in which case the Extension FMRV shall be the Extension FMRV set forth in Landlord's Extension Rent Notice, or (ii) to not accept Landlord's determination of the Extension FMRV, in which case Landlord and Tenant shall endeavor to agree upon the Extension FMRV on or before the date that is ten (10) days after Landlord's receipt of Tenant's Extension Response Notice. If Landlord and Tenant are unable to agree upon the Extension FMRV within such ten (10) day period, then the Extension FMRV shall be determined by arbitration pursuant to paragraph
26.4.2 below. If Tenant fails to deliver Tenant's Extension

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

Response Notice within the ten (10) day period following its receipt of Landlord's Extension Rent Notice, Tenant shall conclusively be deemed to have accepted Landlord's determination of the Extension FMRV as set forth in Landlord's Extension Rent Notice.

               26.4.2 If Landlord and Tenant shall fail to agree upon the Extension FMRV within ten (10) days of the date of Landlord's receipt of Tenant's Extension Response Notice, then, within ten (10) days thereafter, Landlord and Tenant each shall give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice, which arbitrator shall be an independent real estate appraiser or consultant having at least five (5) years continuous experience in appraising or determining the value of office space in the Market. If either party shall fail to give notice of such designation within such ten (10) day period, then the other arbitrator chosen shall make the determination alone. If two (2) arbitrators have been designated, such two (2) arbitrators may consult with each other and shall, not later than the thirtieth (30th) day after Landlord's receipt of Tenant's Extension Response Notice make their determinations of the Extension FMRV in writing and give notice thereof to each other and to each of Landlord and Tenant. Such two (2) arbitrators shall have ten (10) days after the receipt of notice of each other's determination to confer with each other and to attempt to reach agreement as to the determination of the Extension FMRV. If such two (2) arbitrators shall concur as to the determination of the Extension FMRV, such determination shall be final and binding upon Landlord and Tenant. If such two
(2) arbitrators shall fail to concur within such ten (10) day period, then such two (2) arbitrators shall, within the next ten (10) days, designate a third arbitrator meeting the above requirements for arbitrators. If the two (2) arbitrators shall fail to agree upon the designation of such third arbitrator within such ten (10) day period, then either party may apply to the AAA for the designation of such arbitrator. The third arbitrator shall conduct such hearings and investigations on an expedited basis as such arbitrator may deem appropriate and shall, within fifteen (15) days after its designation, choose one of the determinations (and no other) of the two (2) arbitrators originally selected by the parties by simultaneously delivering to Landlord and Tenant signed and acknowledged original counterparts of his or her determination. The costs and expenses of the arbitration and of the third arbitrator shall be shared equally by Landlord and Tenant and each party shall be responsible for the costs and expenses of its designated arbitrator and its own witnesses and counsel. The arbitrators shall have the right to consult experts in the matter under arbitration; provided, however, that any such consultation shall be made only after five (5) days prior notice to Landlord and Tenant and only in their presence, with full right on their part to cross-examine such experts. The arbitrators' final decision and award shall be in writing, shall be binding on Landlord and Tenant and shall be non-appealable, and counterpart copies thereof shall be delivered to Landlord and Tenant. A judgment or order based upon such award may be entered in any court of competent jurisdiction. In rendering their decision and award, the arbitrators shall have no power to vary, modify or amend any provision of this Lease.

          26.5 Conditions to Exercise of the Extension Option. Notwithstanding
               ----------------------------------------------
any provisions of this Section 26 to the contrary, Tenant may not exercise the Extension Option on any date on which (a) Tenant is in default under this Lease beyond any applicable grace, notice and cure period, or Co) there is in effect an assignment pursuant to which this Lease has been assigned (other than an assignment which is a Permitted Transfer) and any exercise of such Extension Option shall be deemed null and void and of no force and effect, at the election of Landlord. If Tenant does not timely send the Extension Notice pursuant to the provisions of Section 26.1 within the applicable time period, time being of the essence, then Tenant shall be deemed to have forever waived and relinquished its right to extend the term, and any other options or rights to renew or extend the term effective after the expiration of this Extension Option shall terminate.

     27.  Rent Abatement.
          --------------

          27.1 Basic Rent, Additional Rent and Tenant's Proportionate Share of Taxes shall be conditionally abated during the first and second full calendar months of the Term. Commencing with the third full calendar month of the Term, Tenant shall make Basic Rent Payments as otherwise provided in the Lease. Notwithstanding such abatement of Basic Rent, Additional Rent and Tenant's Proportionate Share of Taxes, any increases in Basic Rent set forth in the Lease shall occur on the dates scheduled therefor.

          27.2 The abatement of Basic Rent, Additional Rent and Tenant's Proportionate Share of Taxes provided for in this Section is conditioned upon Tenant's full and timely performance of all of its obligations under the Lease. If at any time during the Term an Event of Default by Tenant occurs, then the abatement of Basic Rent, Additional Rent and Tenant's Proportionate Share of Taxes provided for in this Section shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under this Lease, the full amount of all Basic Rent, Additional Rent and Tenant's Proportionate Share of Taxes herein abated.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

     Dated as of the date first above written.

TENANT:                       WORLDRES, INC., a California corporation

                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________

                              By:________________________________________
                              Name:______________________________________
                              Title:_____________________________________

LANDLORD:                     MARINERS CENTER LIMITED
                              PARTNERSHIP, a Delaware limited partnership

                              By:  NEW MARINERS CENTER
                                   CORPORATION, a Delaware corporation,
                                   General Partner


                                  /s/ Brian Ainsworth
                              By:________________________________________
                              Name:  Brian Ainsworth
                              Title: Assistant Vice President

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